UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2010

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.

On November 15, 2010, First United Corporation (the “Corporation”) elected, at the request of the Board of Governors of the Federal Reserve System (the “FRB”), to defer regularly scheduled quarterly cash dividend payments on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“the “TARP Preferred Stock”), issued to the U.S. Department of the Treasury (the “Treasury”) under its TARP Capital Purchase Program.  The Corporation notified the Treasury of the deferral on November 15, 2010.  The Company intends to reevaluate the deferral of these payments periodically and, in consultation with the FRB, consider reinstating these payments if and when appropriate.  At September 30, 2010, the Corporation and its bank subsidiary, First United Bank & Trust, were both considered to be “well capitalized” under the federal bank regulatory capital guidelines.

As of September 30, 2010, there were 30,000 outstanding shares of TARP Preferred Stock, having a liquidation preference of $1,000 per share.The terms of the TARP Preferred Stock call for the payment of dividends on a quarterly basis at an annual rate of 5% of the liquidation preference for the first five years, after which the dividend rate automatically increases to 9%.  Dividend payments on the TARP Preferred Stock may be deferred without default, but the dividend is cumulative.  During a dividend deferral period, the Corporation is prohibited from paying any cash dividends on or purchasing its common stock. Accordingly, the Corporation has suspended the payment of cash dividends on its common stock (previously, $.01 per share) effective immediately.  If the Corporation fails to pay dividends on the TARP Preferred Stock for six quarters, whether or not consecutive, then the Treasury will have the right to appoint up to two directors to the Company’s board of directors.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to the plans, objectives, expectations and intentions of the Corporation and other statements contained in this report that are not historical facts, and other statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “should” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of the Corporation and are inherently subject to significant business and economic uncertainties and contingencies, including the future actions of the FRB and the Treasury, many of which are beyond the Corporation’s control.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.  The Corporation cautions that the foregoing list of factors is not exclusive.  Moreover, readers are cautioned not to place undue reliance on such forward looking statements, which speak only as of the date of this report.  Except as required by law, the Corporation assumes no obligation to update any forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: November 17, 2010	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
Executive Vice President and Chief Financial Officer

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